SHAREHOLDER AGREEMENT

This Shareholder Agreement ("Agreement") made this 18 day of June, 2007, by and between **Phinder Technologies Inc.**, a Florida corporation (hereinafter referred to as "Phinder"), **Network Technologies International, Inc.**, a Nevada corporation ("NTI") and **Zupinatra Ghana, Inc.**, a Nevada corporation (the "Company").

WITNESSETH:

WHEREAS, Phinder and NTI desire to enter into this Agreement to set forth each of their obligations and commitments with respect to their ownership in the Company; and

WHEREAS, the Company was formed by Phinder and NTI to provide internet and telecommunications services [the "IP Services" to between 3.000 and 10,000 residential customers in Ghana (;- and

WHEREAS, -, Phinder agrees to contribute $700,000 to NTI in connection with its payment for 5,500 shares of the Company's common stock which represents 55% of the outstanding shares of common stock as defined in Section 2.1; and

WHEREAS, contemporaneously with the execution of this Agreement, NTI entered into and agreed to an Assignment of its License to perform the Services in Ghana, which is owned by NTI, in connection with its payment for 4,500 shares of the Company's common stock which represents 45% of the outstanding shares of common stock; and

WHEREAS, contemporaneously with the execution of this Agreement, the Company will enter into a Management Agreement with NTI to perform installation and maintenance of the -IP Services in Ghana; and

WHEREAS, - NTI – has the option to exercise a Warrant Agreement for the issuance of warrants to purchase 1,000,000 shares of Phinder's common stock at $0.35/share, 1,000,000 shares of Phinder's common stock at $0.50/share and 1,000,000 shares of Phinder's common stock at $0.70/share. under the terms defined in Section 3 below- These options shall be valid for a period of one year from execution of this agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained in this Agreement, the parties agree as follows:

I.
CONSIDERATION

Section 1.1 Shares received by Phinder. In consideration of the 5,500 shares of the Company's common stock issued to Phinder, on or before June 27th , Phinder agrees to deposit $225,000 in the – NTI's operating account (=

Section 1.2 Shares received by NTI. In consideration of the 4,500 shares of the Company's common stock issued to NTI, NTI has executed an Assignment of License exclusive to the Company for the initial installation of IP Services to -3,000 homes in Ghana to be

extended to 10,000 homes should NTI exercise any warrants as outlined in this agreement. A copy of said license is attached hereto as Exhibit "A." Phinder, NTI and the Company agree that ownership of the License shall remain with NTI during the term of this Agreement.

II.
OBLIGATIONS OF THE PARTIES

Section 2.1 Installation of Services. -

Phinder agrees to pay $700,000 to NTI towards the installation of 3,000 customers in Ghana. This sum will be made to NTI's operating account in two stages. (1) The initial payment of $225,000 will be made by June 27, 2007. (2) The second payment of $475,000 will be made upon NTI's proof of concept, to be defined as the receipt of revenue from 400 completed homes installed for IP Services within 90 days after the execution of this agreement. All installations will be made in the name of the Company and customers will be customers of the Company. The physical network shall remain the property of NTI. Should NTI not produce revenue to the Company from 400 homes within 90 days of the execution of this agreement, Phinder is under no obligation to pay an additional $475,000.

=. -

Section 2.2 Distribution of Revenues from the Company

Thirty percent (30%) of the revenues received by the Company shall be distributed to NTI for continuation of the installation of the network in Ghana. The remaining seventy percent (70%) of the revenues to the Company shall be distributed 55% to Phinder and 45% to NTI on a monthly basis for as long as the company continues to have clients paying. Upon completion of 3,000 homes, or if the options are exercised upon installation of 10,000 homes the 30% withheld for continuation of the installation of the network in Ghana shall also be paid out 55% to Phinder and 45% to NTI on a monthly basis

III.
POTENTIAL EXPANSION OF SHAREHOLDER RELATIONSHIP

NTI will have the option to commit the customers and revenue from an additional 7,000 homes to the Company for consideration of the Warrant Agreement which is defined as the issuance of warrants to purchase 1,000,000 shares of Phinder's common stock at $0.35/share, 1,000,000 shares of Phinder's common stock at $0.50/share and 1,000,000 shares of Phinder's common stock at $0.70/share.

The parties acknowledge that NTI intends to expand its business into other countries both within and outside Africa. To the extent NTI expands, NTI agrees to offer Phinder a right of first refusal to participate either as a joint venture partner or in another entity agreeable to NTI and Phinder.

IV.
MISCELLANEOUS

B K

Section 4.1 Amendment; Waiver. Neither this Agreement nor any provision hereof may be amended, modified or supplemented unless in writing, executed by all the parties hereto. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.

Section 4.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing and delivered in person, transmitted by facsimile transmission (fax) or sent by registered or certified mail (return receipt requested) or recognized overnight delivery service, postage pre-paid, addressed as follows, or to such other address has such party may notify to the other parties in writing:

(a) if to NTI:

James Kearns, President
4611 Belmour Way
Salt Lake City, UT 84117

(b) if to Phinder:

John van Arem
181 University Ave Suite 210
Toronto, ON M5H 3M7

(c) if to the Company:

____
____
____

A notice or communication will be effective (i) if delivered in person or by overnight courier, on the business day it is actually delivered, (ii) if transmitted by telecopier, on the business day of actual confirmed receipt by the addressee thereof, and (iii) if sent by registered or certified mail, three (3) business days after dispatch.

Section 4.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such

provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 4.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, which consent will not be unreasonably withheld. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

Section 4.5 Public Announcements. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

Section 4.6 Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede and cancel all prior representations, alleged warranties, statements, negotiations, undertakings, letters, acceptances, understandings, contracts and communications, whether verbal or written among the parties hereto and thereto or their respective agents with respect to or in connection with the subject matter hereof.

Section 4.7 Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflict of laws.

Section 4.8 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

Section 4.9 Section Headings. The section and subsection headings in this Agreement are used solely for convenience of reference, do not constitute a part of this Agreement, and shall not affect its interpretation.

Section 4.10 No Third-Party Beneficiaries. Nothing in this Agreement will confer any third party beneficiary or other rights upon any person that is not a party to this Agreement.

Section 4.11 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

Section 4.12 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

Section 4.13 Exhibits Not Attached. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

IN WITNESS WHEREOF, the parties hereto have executed this Shareholders' Agreement as of the date first above written.

NETWORKTECHNOLOGIES INTERNATIOAL, INC.

J E Kearns

By: James Kearns
Date: 06/18/07

PHINDER TECHNOLOGIES, INC.

By: John van Arem
Date: 06/19/07

ZUPINATRA GHANA, INC.

By:
Date:

J E Kearns 06/18/07